UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2008 (June 20, 2008)
REPLIDYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52082 (Commission File Number)	84-1568247 (I.R.S. Employer Identification No.)

1450 Infinite Drive,
Louisville, Colorado	80027
(Address of principal executive offices)	(Zip Code)
303-996-5500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement.
     On June 20, 2008, Replidyne, Inc. (the “Company”) decided to terminate its license agreement with Asubio Pharma Co., Ltd. (the “License Agreement”). Pursuant to the License Agreement, the Company had an exclusive license to, with the right to sublicense, Asubio Pharma’s patent rights and know-how to develop and commercialize all forms of faropenem medoxomil (“faropenem”) for adult and pediatric use in the U.S. and Canada. The License Agreement also granted the Company with a sole negotiation right to develop and commercialize faropenem in the rest of the world, excluding Japan, until two years following the commercial introduction of faropenem in the U.S. or Canada. In conjunction with this decision, the Company also terminated its supply agreement with Asubio Pharma and Nippon Soda Co., Ltd. for production of faropenem (the “Supply Agreement”).
     The Company has decided to terminate these agreements as a result of the Company being unable to secure a partner for the faropenem program. As previously announced, Replidyne had discontinued clinical development of faropenem pending the outcome of discussions with potential partners for such program.
     As a result of these terminations, the Company expects to incur charges of up to ¥440 million (approximately $4.1 million), consisting of a fee of up to ¥375 million (approximately $3.5 million) to Asubio Pharma resulting from the termination of the License Agreement and the reimbursement of engineering costs under the Supply Agreement of up to ¥65 (approximately $0.6 million) to Nippon Soda. The Company will also pay Nippon Soda ¥99 million (approximately $0.9 million) for delay compensation related to the period from January 1, 2008 through the termination of the Supply Agreement.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     As described above, the Company expects to incur certain charges and expenses resulting from its termination of the License Agreement and the Supply Agreement. The information contained in Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
     On June 23, 2008, the Company issued a press release announcing the termination of the License Agreement and the Supply Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Replidyne, Inc. dated June 23, 2008 entitled “Replidyne Terminates Faropenem Agreements”.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIDYNE, INC.
Dated: June 23, 2008	By:	/s/ Mark L. Smith
Mark L. Smith
Chief Financial Officer Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Replidyne, Inc. dated June 23, 2008 entitled “Replidyne Terminates Faropenem Agreements”.